Exhibit 10.36

NewCardio, Inc. – 2350 Mission College Boulevard – Suite 1175 – Santa Clara, CA – 95054

July 28, 2010

Vision Opportunity Master Fund, Ltd.
c/o Vision Capital Advisors, LLC
20 West 55th Street, 5th Floor
New York, NY 10019
Attn:  Michael Mosiello
Fx. 212-867-1416
m.mosiello@visicap.com

Harborview Master Fund LP
850 Third Avenue, Suite 1801
New York, NY 10022
Attn: Rich Rosenblum and Steven Berger
Fx. 646-218-1401
rrosenblum@harborviewcm.com
sberger@harborviewcm.com

Platinum – Montaur Life Sciences, LLC
152 West 57th Street, 4th Floor
New York, NY 10019
Attn: Michael Goldberg
Fx. 212-271-7855
mgoldberg@montaurcap.com

Gentlemen:

Reference is made to that certain Securities Purchase Agreement, dated as of July 30, 2009, between NewCardio, Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages thereto (collectively, the “Purchasers”), pursuant to which the Purchasers were issued the Company’s 12% Secured Revolving Debentures due, subject to the terms therein, March 31, 2011, in the aggregate principal amount of $3,000,000, as amended by amendments dated September 14, 2009 and December 22, 2009 and March 3, 2010 (as amended, the “Purchase Agreement” and the 12% Secured Revolving Debentures being the “Debentures”).  Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Purchase Agreement or the Debentures, as the case may be.

Whereas the Company and Purchasers holding at least a majority in interest of the Securities presently outstanding have determined that it is in the best interests of the Company and the Purchasers to amend the Purchase Agreement and, to the extent applicable, the Transaction Documents, in certain respects, the purpose of this letter is to amend the Purchase Agreement and the Transaction Documents, effective as of the date hereof, as follows:

1.  The definition of “Stated Maturity” as set forth in each Debenture, is amended and restated in its entirety to read as follows:

“Stated Maturity” means September 30, 2011 or such earlier date as this Debenture is required or permitted to be repaid as provided hereunder.

2.  The definition of “Permitted Indebtedness” as set forth in each Debenture, is amended and restated in its entirety to read as follows:

“Permitted Indebtedness” means (a) the indebtedness evidenced by the Debentures, (b) the indebtedness evidenced by the 12% Revolving Debentures due September 30, 2011, made by the Company on July 28, 2010, in the aggregate amount of $1.5 million (the “2010 Debentures”), and (c) the Indebtedness existing on the Original Issue Date and set forth on Schedule 3.1(aa) attached to the Purchase Agreement.

3.  Any default under any of the Transaction Documents arising by reason of any purchaser (or then current holder) of the Company’s 2010 Debentures, exercising its rights under Section 4.14 of the Securities Purchase Agreement, dated July 28, 2010, between the Company and each of the purchasers of the Company’s 2010 Debentures, is deemed waived by the Purchasers (or then current holders) of the Debentures.

4. The Company may prepay all or any portion of the outstanding Principal Amount upon at least two Trading Days’ notice to the Holder by paying the outstanding Principal Amount desired to be prepaid together with all outstanding interest payable thereunder.  Any Principal Amount hereof that is prepaid may not be reborrowed. Any prepayments hereunder shall be made pro-rata with prepayments under the Company’s 2010 Debentures. For clarity, the 2010 Debentures rank pari passu with the Debentures.

5. Except as amended hereby, the Purchase Agreement and the Transaction Documents, including the Series I Warrants and the Series II Warrants, remain in force and effect.

6.   This amendment may be executed in counterparts that, together, shall have the same effect as if all parties signed this amendment on the same signature page.

Sincerely,		AGREED TO BY:
VISION OPPORTUNITY MASTER FUND, LTD.

BY:	/s/ Richard D. Brounstein	BY:	/s/
	Name: Richard D. Brounstein		Name:
	Title: CFO		Title:

AGREED TO BY:		AGREED TO BY:
HARBORVIEW MASTER FUND LP		PLATINUM-MONTAUR LIFE SCIENCES, LLC

BY:	/s/	BY:	/s/
	Name:		Name:
	Title:		Title: